Exhibit 10.1

July __, 2021

[_______________________]

[_______________________]

[_______________________]

Re:	Reload Offer of Common Stock Purchase Warrants

To Whom It May Concern:

Eastside Distilling, Inc. (the “Company”) is pleased to offer to you the opportunity to receive new Common Stock purchase warrants of the Company in consideration for the exercise of the existing Common Stock purchase warrants set forth on your signature page attached hereto (the “Existing Warrants”) currently held by you (the “Holder”). The shares of common stock, par value $0.0001 (“Common Stock”), underlying the Existing Warrants (“Existing Warrant Shares”) have been registered for resale pursuant to a registration statement on Form S-3 (File No. 333-257152) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Existing Warrants, will, to the Company’s knowledge, be effective for the resale of the Existing Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Warrants.

In consideration for cash exercising certain of the Existing Warrants held by you on or before 9:00 a.m. (New York City time) on July 30, 2021 (the “Warrant Exercise”), the Company hereby offers to sell you or your designees one or more Common Stock purchase warrants (the “New Warrants”) to purchase up to an aggregate number of shares of Common Stock equal to 100% of the number of Existing Warrant Shares issued pursuant to each Warrant Exercise that occurs from and after the date hereof and prior to 9:00 a.m. on July 30, 2021. The New Warrants will be exercisable upon the Company’s receipt of the Stockholder Approval (as defined below), expire on the five-year anniversary of the Company’s receipt of the Stockholder Approval, and have an exercise price equal to $3.00 (the “New Warrant Exercise Price”), and will be in the form set forth on Annex B hereto. The original New Warrant certificates will be delivered within two Business Days following each Warrant Exercise pursuant to this letter agreement. Notwithstanding anything herein to the contrary, in the event the Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants, the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrant which shall be deemed prepaid thereafter, and exercised pursuant to a Notice of Exercise in the Existing Warrant (provided no additional exercise price shall be payable).

The Holder may accept this offer by signing this letter below, with such acceptance constituting the Holder’s exercise of the Existing Warrants as set forth on the Holder’s signature page attached hereto for an aggregate exercise price as set forth on the Holder’s signature page hereto (the “Aggregate Exercise Price”) on or before 9:00 a.m. (New York City time) on July 30, 2021.

Additionally, the Company agrees to the representations, warranties, and covenants set forth on Annex A attached hereto. Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act, except as provided in Annex A attached hereto.

If this offer is accepted and this letter agreement is executed and delivered to the Company on or before 9:00 a.m. (New York City time) on July 30, 2021, the Company shall issue a press release disclosing the material terms of the transactions contemplated hereby (the “Press Release”) on or before 9:15 a.m. (New York City time) on July 30, 2021 and (ii) file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto with the Commission within the time required by the Exchange Act. From and after the issuance of the Press Release, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company or any of its officers, directors, employees, or agents in connection with the transactions contemplated hereby. In addition, effective upon the issuance of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, agents, employees or Affiliates on the one hand, and the Holder or any of its Affiliates on the other hand, shall terminate. Other than the transactions contemplated hereby, from and after the issuance of the Press Release, the Company represents to the Holder that none of the Company’s directors, officers, employees, or agents will have provided the Holder with any material, nonpublic information that is not disclosed in the Press Release.

The Company represents, warrants, and covenants that, upon acceptance of this offer, all of the Existing Warrant Shares being exercised shall be delivered electronically through the Depository Trust Company within one (1) Trading Day of the date the Company receives the Aggregate Exercise Price (or, with respect to shares of Common Stock that would otherwise be in excess of the Beneficial Ownership Limitation, within one (1) Business Day of the date the Company is notified by Holder that its ownership is less than the Beneficial Ownership Limitation). Except as set forth herein, the terms of the Existing Warrants, including, but not limited to, the obligations to deliver the Existing Warrant Shares, shall remain in effect as if the acceptance of this offer was a formal exercise notice under the Existing Warrants.

The Company acknowledges and agrees that the obligations of the Holder under this letter agreement are several and not joint with the obligations of any other holder of Common Stock purchase warrants of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

Each party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of this letter agreement, except that the parties agree that up to $5,000, representing legal fees of the Holder for this letter agreement and the transactions related hereto, shall be deducted from the Aggregate Exercise Price to be paid by the Holder to the Company on the date of the Warrant Exercise. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Existing Warrant Shares. This letter agreement shall be governed by the laws of the State of Nevada without regard to the principles of conflicts of law thereof.

***************

To accept this offer, Holder must counter execute this letter agreement and return the fully executed letter agreement to the Company at e-mail: ggwin@eastsidedistilling.com, attention: Geoffrey Gwin, on or before 9:00 am (New York City time) on July 30, 2021.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

EASTSIDE DISTILLING, INC.

By:
Name:	Geoffrey Gwin
Title:	CFO

[Signature Page to Warrant Exercise Inducement Letter]

Accepted and Agreed to:

HOLDER:

[_______________________]

By:
Name:
Title:

Existing Warrant Shares: __________

Number(s) of Existing Warrants being exercised contemporaneously with signing this letter: Warrant No. _______________

Aggregate Exercise Price of the Existing Warrants being exercised contemporaneously with signing this letter: $_______________

New Warrant Shares: _____________

New Warrant Exercise Price: $3.00

Address for Delivery of New Warrant: [_______________________]

DTC Instructions:

The Existing Warrant Shares shall be delivered to the following DWAC Account Number:

Broker Name:

Broker DTC DWAC #:

Account #:

[Signature Page to Warrant Exercise Inducement Letter]

Annex A – Representations, Warranties, and Covenants

Representations, Warranties, and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a) Registration Statement. The Existing Warrant Shares are registered for issuance on a Registration Statement on Form S-3 (File No. 333-257152) (the “Registration Statement”) and the Company knows of no reason why such registration statement shall not remain effective for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statement effective and available for use by the Holder until all Existing Warrant Shares underlying the Existing Warrants are sold by the Holder.

(b) Authorization; Enforcement. The Company will have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby will be duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery, and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected, other than for which a waiver has been obtained by the Company; or (iii) subject to Section (d) below, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(d) Nasdaq Corporate Governance. The transactions contemplated under this letter agreement, comply with all rules of Nasdaq.

(e) Issuance of the New Warrant. The issuance of the New Warrants is duly authorized and, upon the execution of this letter agreement by the Holder, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company, and the shares issuable upon exercise of the New Warrants (the “New Warrant Shares”), when issued in accordance with the terms of the New Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(f) Legends and Transfer Restrictions.

(i) The New Warrants and New Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of New Warrants or New Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Holder or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred New Warrant and New Warrant Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this letter agreement.

(ii) The Holder agrees to the imprinting, so long as is required by this Section (f), of a legend on any of the New Warrants and New Warrant Shares in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Holder may, from time to time, pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the New Warrants to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this letter agreement and, if required under the terms of such arrangement, the Holder may transfer pledged or secured New Warrants to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Holder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of New Warrants may reasonably request in connection with a pledge or transfer of the New Warrants or New Warrant Shares.

(g) Listing of Common Stock. The Company shall apply to list or quote all of the New Warrant Shares on Nasdaq and promptly secure the listing of all of the New Warrant Shares on Nasdaq (the “New Warrant Shares Listing”).

(h) Registration Statement. The Company shall file, within fifteen (15) days of obtaining the Stockholder Approval (as defined below), a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by the Holders of the New Warrant Shares issued and issuable upon exercise of the New Warrants pursuant to the same terms and conditions of that certain Registration Rights Agreement by and between the Company and the Holder dated as of April 19, 2021, as if the New Warrant Shares were “Registrable Securities” thereunder.

(i) Stockholder Approval. The Company will use commercially reasonable efforts to obtain approval from its stockholders as soon as possible following the date hereof (the “Stockholder Approval”) to (1) amend its articles of incorporation to increase its authorized common stock to a number of shares that equals or exceeds 17,000,000 shares, and (2) to approve the terms and issuance of the New Warrants.

(j) Reservation. Upon receiving the Stockholder Approval, the Company will reserve from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Warrant Shares in full (calculated at the time of the Stockholder Approval).

(k) Stockholder Approval Failure. At any time during the period commencing from the nine month anniversary of the date hereof and ending at such time that the Holder ceases to own any New Warrants or New Warrant Shares, if either (x) the Company has not obtained the Stockholder Approval (a “Stockholder Approval Failure”) or (y) the Company has not secured the New Warrant Shares Listing (a “Listing Approval Failure”, and together any Stockholder Approval Failure, each an “Approval Failure”) then, in addition to the Holder’s other available remedies, the Company shall pay to the Holder or its designated affiliate, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to exercise the New Warrants and/or sell the New Warrant Shares, monthly cash payments each in an amount equal to three percent (3.0%) of the aggregate New Warrant Exercise Price for the purchase of all New Warrant Shares under the Holder’s New Warrants (such amount being equal to $40,500.00 as of the date hereof) (with each monthly payment pro-rated for the number of days of each calendar month during which such Approval Failure remains uncured), beginning from the first month during which any Approval Failure occurs and for each calendar month thereafter, until the earlier of (a) the date such Approval Failure is cured and (b) the two year anniversary of the date hereof. The payments to which the Holder shall be entitled pursuant to this Section (k) are referred to herein as “Approval Failure Payments.” Approval Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Approval Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Approval Failure Payments is cured.

(l) Indemnification. The Company agrees to indemnify and hold the Holder and its officers, directors, agents, employees, advisors, counsel and Affiliates (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees and expenses), including amounts paid in settlement, court costs, and the fees and expenses of counsel, imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding (“Proceedings”) commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this letter agreement and/or the New Warrants, or any Proceedings related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including without limitation Proceedings arising out of an alleged failure of the Company to comply with the rules and regulations promulgated under the Securities Act, Exchange Act, and/or any rules and regulations of the NASDAQ Global Market (or any successor thereto) in connection with the issuance of the New Warrants and the disclosures relating thereto in connection with the Company’s seeking of Stockholder Approval. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section (l) may be unenforceable because it violates any law or public policy, the Company shall pay the maximum portion which it is permitted to pay under applicable law to the Holder in satisfaction of indemnified matters under this Section (l). To the extent permitted by applicable law, the Company shall not assert, and the Company hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this letter agreement, the New Warrants or any undertaking or transaction contemplated hereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Aggregate Exercise Price, the performance by the Company of its other obligations hereunder and the termination or non-renewal of this letter agreement.

(m) Limitation on Certain Issuances. Until the Company shall have obtained the Stockholder Approval, the Company shall not make any sale, grant, or other disposition or issuance (or announce any sale, grant or other disposition or issuance) of (i) any Common Stock or any rights, options, or warrants to purchase or securities convertible into or exercisable or exchangeable for Common Stock, or (ii) any rights to reprice any Common Stock or any rights, options, or warrants to purchase or securities convertible into or exercisable or exchangeable for Common Stock, if any such sale, grant, or other disposition or issuance would entitle any Person to acquire shares of Common Stock for a consideration per share less than a price equal to the New Warrant Exercise Price in effect immediately prior to such sale, grant, or other disposition or issuance or deemed sale, grant, or other disposition or issuance; provided, however, that the foregoing provisions of this sentence shall not be applicable to any sale, grant, or other disposition or issuance (or announcement of any sale, grant or other disposition or issuance) of any Excluded Securities (as defined in the New Warrants) or any Excluded Securities (as defined in the Notes). The Holder shall be entitled to obtain injunctive relief against the Company to preclude any issuance that would contravene the provisions of the immediately preceding sentence, which remedy shall be in addition to any right to collect damages.

Annex B – Form of New Warrant